UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2008

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices, including zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Press Release

On September 17, 2008, Cypress Semiconductor Corporation (“Cypress”) issued a press release announcing that it had completed its acquisition of Simtek Corporation (“Simtek”). The text of the press release is furnished as Exhibit 99.2 attached hereto. Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Completion of Tender Offer and Consummation of Merger

As previously disclosed, on August 1, 2008, Cypress, Copper Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Cypress (the “Purchaser”) and Simtek, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Purchaser offered to purchase all outstanding shares of common stock of Simtek, par value $0.0001 per share (the “Shares”), at a price of $2.60 per Share, net to the seller in cash without interest thereon, less any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2008 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the “Offer”).

The Offer expired at 12:00 midnight, New York City time, on Friday, September 12, 2008. Based on information provided by Computershare Trust Company, N.A., the depositary for the Offer, 14,717,634 Shares (including 384,814 shares that were tendered pursuant to guaranteed delivery procedures) were validly tendered and not withdrawn in the tender offer, representing approximately 83.91% of Simtek’s issued and outstanding Shares. Together with the 674,082 Shares already held by the Company and Shares indirectly held by the Company pursuant to the exercise of a top-up option, Cypress controlled in excess of 90% of the outstanding Shares. The Purchaser accepted all of the properly tendered Shares on September 15, 2008, at the Offer Price. The funds used by Purchaser to purchase the Shares were from working capital.

On September 17, 2008, pursuant to the terms of the Merger Agreement, the Purchaser merged with and into Simtek, with Simtek continuing as the surviving corporation and a wholly-owned subsidiary of Cypress (the “Merger”). As a result of the Merger, each outstanding Share not tendered in the Offer (other than Shares held by Simtek, Cypress and the Purchaser, and Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive the Offer Price.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on August 4, 2008, and the press release that was filed as Exhibit (a)(5)(ii) to Cypress’s Schedule TO on September 15, 2008, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation (which is incorporated herein by reference to Exhibit 2.1 to Cypress’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2008).

99.1	Press Release dated September 15, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(ii) to Cypress’s Schedule TO filed with the Securities and Exchange Commission on September 15, 2008, as amended).

99.2	Press Release dated September 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION.

By:	/s/ T. J. Rodgers
T. J. Rodgers
President and Chief Executive Officer

Date: September 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 1, 2008, by and among Cypress Semiconductor Corporation, Copper Acquisition Corporation and Simtek Corporation (which is incorporated herein by reference to Exhibit 2.1 to Cypress’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2008).

99.1	Press Release dated September 15, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(ii) to Cypress’s Schedule TO filed with the Securities and Exchange Commission on September 15, 2008, as amended).

99.2	Press Release dated September 17, 2008